UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2008

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2008, the Board of Directors of The Coca-Cola Company (the “Company”) increased the size of the Board to 15 members and elected Maria Elena Lagomasino, Chief Executive Officer of GenSpring Family Offices, LLC, as a Director of the Company.  Ms. Lagomasino was appointed to the Committee on Directors and Corporate Governance and the Compensation Committee.

Ms. Lagomasino will be paid $175,000, in cash, as compensation for her first twelve months of service in accordance with the Compensation Plan for Non-Employee Directors of The Coca-Cola Company, as amended and restated on December 13, 2007 (the “Compensation Plan”), which amount will be paid in equal quarterly installments.  This is in lieu of participation in the performance component of the Compensation Plan for that period.  After the first 12 months of service, she will participate in the ongoing performance component of the Compensation Plan on the same terms as the other Directors.

A copy of the Company’s press release announcing the election of Ms. Lagomasino to the Board is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1            Press Release of The Coca-Cola Company dated October 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: October 20, 2008	By: /s/ Geoffrey J. Kelly Geoffrey J. Kelly Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of The Coca-Cola Company dated October 16, 2008